EXHIBIT 1

TRANSACTIONS DURING PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company during the past 60 days.  Such transactions involved the purchase of shares on the NASDAQ Global Market.  The prices reported below reflect the weighted average purchase price of the shares of Common Stock purchased on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price	Shares
4/7/2011	Purchase	$12.0	100
4/12/2011	Purchase	12.25	5419
4/13/20111	Purchase	12.1591	19355
4/14/20112	Purchase	12.0298	26432
4/18/20113	Purchase	12.0097	9694
4/19/20114	Purchase	12.0211	20682
4/20/20115	Purchase	12.1262	41332
4/21/20116	Purchase	11.9978	3899
4/25/20117	Purchase	11.9357	4979
4/26/20118	Purchase	11.8556	24228
4/27/20119	Purchase	11.7176	9200
4/28/2011	Purchase	12.0	2041
4/29/201110	Purchase	12.1606	9817
5/2/201111	Purchase	12.0592	17417
5/3/201112	Purchase	11.8063	40332
5/4/201113	Purchase	11.6704	22391

1 This transaction was executed in multiple trades at prices ranging from $12.06 - 12.25.
2 This transaction was executed in multiple trades at prices ranging from $11.78 - 12.25.
3 This transaction was executed in multiple trades at prices ranging from $11.91 - 12.05.
4 This transaction was executed in multiple trades at prices ranging from $11.98 - 12.05.
5 This transaction was executed in multiple trades at prices ranging from $11.90 - 12.39.
6 This transaction was executed in multiple trades at prices ranging from $11.94 - 12.02.
7 This transaction was executed in multiple trades at prices ranging from $11.87 - 12.09.
8 This transaction was executed in multiple trades at prices ranging from $11.77 - 11.90.
9 This transaction was executed in multiple trades at prices ranging from $11.63 - 11.85.
10 This transaction was executed in multiple trades at prices ranging from $11.97 – 12.25.
11 This transaction was executed in multiple trades at prices ranging from $11.98 - 12.14.
12 This transaction was executed in multiple trades at prices ranging from $11.63 - 12.00.
13 Due to incomplete data available to the Reporting Persons, the Reporting Persons are reporting the average price of transactions effected on this date.

Date	Type	Price	Shares
5/5/201114	Purchase	$11.5941	12317
5/6/201115	Purchase	11.4871	6800
5/9/201116	Purchase	11.2339	14341
5/10/201117	Purchase	11.5855	18610
5/11/201118	Purchase	11.6548	15416
5/12/201119	Purchase	11.7190	16500
5/13/201120	Purchase	11.5455	42621
5/16/201121	Purchase	11.4187	10969
5/17/201122	Purchase	11.3435	13399
5/18/201123	Purchase	11.3960	10122
5/19/201124	Purchase	11.3998	10100
5/20/201125	Purchase	11.4590	15200
5/23/201126	Purchase	11.3077	10300
5/24/201127	Purchase	11.2902	8579
5/25/201128	Purchase	11.3419	9500
5/26/201129	Purchase	11.3456	9000

14 This transaction was executed in multiple trades at prices ranging from $11.42 - 11.70.
15 This transaction was executed in multiple trades at prices ranging from $11.45 - 11.58.
16 This transaction was executed in multiple trades at prices ranging from $11.91 - 11.26.
17 This transaction was executed in multiple trades at prices ranging from $11.47 - 11.61.
18 This transaction was executed in multiple trades at prices ranging from $11.54 - 11.69.
19 This transaction was executed in multiple trades at prices ranging from $11.49 - 11.75.
20 This transaction was executed in multiple trades at prices ranging from $11.35 - 11.75.
21 This transaction was executed in multiple trades at prices ranging from $11.32 - 11.47.
22 This transaction was executed in multiple trades at prices ranging from $11.25 - 11.40.
23 This transaction was executed in multiple trades at prices ranging from $11.35 - 11.40.
24 This transaction was executed in multiple trades at prices ranging from $11.30 - 11.49.
25 This transaction was executed in multiple trades at prices ranging from $11.37 - 11.51.
26 This transaction was executed in multiple trades at prices ranging from $11.26 - 11.32.
27 This transaction was executed in multiple trades at prices ranging from $11.27 - 11.32.
28 This transaction was executed in multiple trades at prices ranging from $11.30 - 11.36.
29 This transaction was executed in multiple trades at prices ranging from $11.33 - 11.37.